January 27 2005

Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re: 	 American Depositary
Shares evidenced by
American Depositary
Receipts for Ordinary, par
value 100RP each of
Perusahaan Perseroan
(Persero) PT Indonesian
Satellite Corporation Tbk
(File No. 33-83778)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York,
as Depositary for securities against
which American Depositary Receipts
are to be issued, we enclose an
amended Exhibit 1 (Prospectus) for
PT Indonesian Satellite Corporation
Tbk.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate for Perusahaan Perseroan
(Persero) PT Indonesian Satellite
Corporation Tbk but due to the name
change of the Company, the
Prospectus has been revised to
reflect the new name which states
that:

Effective January 31, 2005, the
Company has changed its name to
PT Indosat Tbk and as a result, the
CUSIP number has been changed
to 744383100.

By: /s/ SAMMY PEERMAL
Name: Sammy Peermal
Title: Vice President
Tel (954) 255-5137
Fax (954) 575-8780


cc:	Paul Dudek, Esq.
	(Office of International
Corporate Finance)